Exhibit 8.2

                                            April 18, 2001



PSNH Funding LLC
1000 Elm Street
P.O. Box 330
Manchester, NH 03105-0330

      Re:   PSNH FUNDING LLC RATE REDUCTION BONDS
            -------------------------------------

Ladies and Gentlemen:


      This opinion is being delivered to you in connection with a registration statement on Form S-3 (No. 333-55830) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of bonds (the "Bonds") of PSNH Funding LLC, a Delaware limited liability company (the "Issuer"), to be issued from time to time as described in the form of the prospectus included as part of the Registration Statement. The Bonds will be issuable under one or more Indentures (together, the "Indenture") to be entered into between the Issuer and the trustee named therein.

      We have examined the originals, or copies certified to our satisfaction, of such corporate records of the Issuer and Public Service Company of New Hampshire ("Public Service Company"), certificates of public officials and of officers of the Issuer and Public Service Company, and other agreements, instruments and documents (including the prospectus and the form of prospectus supplement contained in the Registration Statement), as we have deemed necessary as a basis for the opinion expressed below. In our examination of such agreements, instruments and documents, we have assumed the genuineness of all signatures (other than those of the Issuer and Public Service Company); the authenticity of all agreements, instruments and documents submitted to us as originals; the conformity to original agreements, instruments and documents of all agreements, instruments and documents submitted to us as certified, conformed or photostatic copies; and the authenticity of the originals of such copies. As to questions of fact material to our opinion, we have assumed without verification and relied upon the accuracy of the representations as to factual matters set forth in the Indenture and the other Basic Documents (as such term is defined in the Indenture) and in certificates of the Issuer and Public Service Company or their officers or of public officials. No opinion is expressed with respect to laws other than those of the State of New Hampshire.

PSNH Funding LLC
April 18, 2001
Page 2


      In arriving at the opinion expressed below, we have assumed that the Indenture will be duly authorized by all necessary corporate action on your part and on the part of each other party thereto and will be duly executed and delivered by you and each other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that the Bonds will be duly executed and delivered in substantially the forms set forth in the Indenture filed or incorporated by reference as an exhibit to the Registration Statement, and that the Bonds will be sold as described in the Registration Statement.

      As your counsel, we are providing this opinion to advise you with respect to certain state tax aspects under New Hampshire law of the proposed issuance of the Bonds pursuant to the Indenture that are described in the discussion of material tax consequences to holders of the Bonds that appears under the heading "New Hampshire Taxation of Bondholders" in the Registration Statement. Such discussion does not purport to address all possible tax ramifications under New Hampshire law of the proposed issuance of the Bonds.

      Based upon and subject to the foregoing, it is our opinion that the description of those material New Hampshire tax consequences contained in the Registration Statement under the heading "New Hampshire Taxation of Bondholders" is accurate in all material respects.

      This opinion letter is solely for your benefit and may not be relied on or used by, circulated, quoted, or referred to, nor may any copies hereof be delivered to, any other person without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

      We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name and to disclosure regarding this opinion under the heading "New Hampshire Taxation of Bondholders" in the Registration Statement. In giving the foregoing consent, however, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            Very truly yours,


                                            /s/ Rath, Young and Pignatelli,
                                                Professional Association